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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 333-92045) pertaining to the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation of Capital Senior Living Corporation of our report dated February 14, 2003, except for Note 3, as to which the date is March 25, 2003, with respect to the consolidated financial statements of Capital Senior Living Corporation included in the Annual Report [Form 10-K], for the year ended December 31, 2002.

    /s/ ERNST & YOUNG LLP

    Ernst & Young LLP

Dallas, Texas
March 25, 2003